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                                                                   EXHIBIT 23.A

CONSENT OF LAZARD FRERES & CO. LLC

  We hereby consent to (i) the use of our opinion letter dated June 19, 1996 (as revised) to the Board of Directors of Tenneco Inc. (the "Company") included as Appendix F to the Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger involving the Company and El Plaso Merger Company and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          LAZARD FRERES & CO. LLC

                                                  /s/ Melvin L. Heineman
                                          By: _________________________________
                                                 Name: Melvin L. Heineman
                                                 Title: Managing Director

November 1, 1996